 Bankwell Financial Group2Q’17 Investor Presentation

 Safe Harbor  This presentation may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Bankwell Profile

Company Overview *NASDAQ: BWFG*

- $1.76B asset Connecticut-based bank with key focus on CRE and C&I lending
- 9 existing branches in Fairfield & New Haven Counties… actively pursuing core market expansion
- Continued strong performance in 2Q'17:

10.0%	Return on Equity YTD
0.90%	Return on Avg Assets YTD
$19.89	Tangible Book Value

- Considered "Well Capitalized"; Capital Ratios exceeding required levels:

9.75%	Tier 1 Leverage
10.91%	CET 1 / RWA
12.16%	Total Capital / RWA

Footprint


Existing branches (9)
Branch application filed (1)

- Attractive core market of Fairfield County / Bridgeport-Stamford-Norwalk MSA
  - 2nd most affluent MSA & per capita personal income (PCPI) among highest in the USA
  - 18.3% of MSA households earn enough to rank in the top 5% all US households
- Opportunity to expand without risk of cannibalization

3

 Bankwell : A Growth Story  Bankwell is one of the fastest growing and most profitable community banks in Connecticut.  Named “One of the Top 100 Community Banks Under $10 billion" in 20161   1 March 21, 2017 report issued by S&P Global Market Intelligence     2016    $1,628,919  Strengthened executive, credit, and finance teams      2Q17    $1,755,805    Bankwell Throughout The YearsAssets

 Why Bankwell?  Consistently strong performer in highly attractive markets

Management Team

Name	Years Experience	Selected Professional Biography	At Bankwell
Christopher Gruseke President & CEO *(since 2015)*	25+	• Founding investor of Bankwell's precursor, Bank of New Canaan, member of BoD and ALCO Committee 2009 to 2012 • 20 year Investment Banking career focused on financial institutions, securitizations and interest rate risk management • Management positions include Chief Operating Officer of Greenwich Capital Markets	• Rebuilt Leadership team • Focus on financial performance
Penko Ivanov EVP & CFO (*since 2016*)	25+	• Previously CFO for Darien Rowayton Bank & Doral Bank's US Operations • Proven track record in building, improving and overseeing all areas of Finance, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions • Prior experience include 8 years with GE Capital in various finance roles	• Restructured Finance team with 4 new hires in 1H'17 • Scaled closing, reporting & FP&A processes for future growth
Heidi S. DeWyngaert EVP & Chief Lending Officer (*since 2004*)	30+	• Previously at Webster Bank, managing the Fairfield County Commercial Real Estate group • 10 years as Vice President for Commercial Real Estate at First Union National Bank	• High quality direct commercial lending • 13 years building broad network • Creation of Portfolio Management team
David P. Dineen EVP & Head of Community Banking (*since 2016*)	30+	• Previously at Capital One Commercial Bank as the National Market Manager for Treasury Management and Deposit Services • Managed Retail Branch networks and Treasury Management sales teams at NorthFork Bank and Commerce Bank	• Build out of new Treasury Management ("TM") team • Investing in new TM products & Services • Investing in online account opening
Christine A. Chivily EVP & Chief Credit Officer (*since 2013*)	30+	• Previously worked as Risk Manager for Commercial Real Estate and C&I at Peoples United Bank • SVP/Senior Credit Officer at RBS Greenwich Capital Markets (11 yrs); Director - Northeast Region, Multifamily at Freddie Mac (5 yrs); Manager, Loan Servicing - Distressed Assets at M&T Bank	• Built team of 13 skilled credit analysts with average experience > 20 years • Expanded annual loan review & stress testing process • Disciplined LTV & DSC standards

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 Financial Performance Trends  $MMs  Year-to-date ROE of 10%Efficiently generating strong revenue & net income growth  Net IncomeCAGR 45%   RevenueCAGR 21%

 Financial Highlights  Dollars in thousands, except per share data  2014  2015  2016    1Q’17  2Q’17  Total assets  $1,099,531  $1,330,372  $1,628,919    $1,672,242  $1,755,805  Loans, net  $915,981  $1,129,748  $1,343,895    $1,406,407  $1,463,240  Loans to deposits  110.7%  109.1%  105.6%    107.2%  104.8%  Efficiency ratio  68.7%  62.3%  56.5%    58.3%  54.7%  Net interest margin  3.84%  3.77%  3.54%    3.35%  3.34%  Total capital to risk weighted assets  13.55%  13.39%  12.85%    12.41%  12.16%  Return on average equity  5.13%  6.76%  8.94%    10.12%  10.00%  Tangible book value per share  $16.35  $17.43  $18.98    $19.44  $19.89  Net interest income  $31,660  $42,788  $49,092    $12,948  $13,642  Net income  $4,568  $9,030  $12,350    $3,702  $3,769  EPS (fully diluted)  $0.78  $1.21  $1.62    $0.48  $0.49  Quarterly ratios are year-to-date calculations

2Q'17 Highlights

- Record net income of $3.8MM, or $0.49 per share for the 2Q'17, versus $2.9MM or $0.38 per share for the same period in 2016
- The Company's Board of Directors declared a $0.07 per share cash dividend
- Performance driven by strong organic loan growth
  - Gross Loans increased $120MM from year-end 2016
  - Favorable year-to-date metrics reflect outstanding core portfolio performance; i.e. loan yields (4.51%), NIM (3.34%) & ROA (0.90%)
- Loan growth primarily supported by Retail deposit growth in existing network; improving Retail / Wholesale mix while funding 16% (annualized) asset growth
- The new Finance team completed an extensive review of the P&L and Balance Sheet, identifying 2 immaterial adjustments that collectively reduced 2Q EPS by $(0.01):
  - $(300K) tax expense related to changes to treatment for Wilton Bank ("WB") & Quinnipiac Bank & Trust ("QBT") on prior years' tax returns
  - $186K after tax income recorded for servicing fees / liabilities and related deferred fee income for various loan sales and participations (2013-16) for which servicing was retained by the Bank



2Q'17 EPS
$0.49
$0.039
($0.024)
$0.50
Reported
Tax
Loan Sales
Core

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Consolidated Statement of Income

$MMs

	2Q'17	1Q'17	2Q'16
Total Interest Income	$17.7	$16.4	$14.7
Total Interest Expense	$4.0	$3.5	$2.8
Net Interest Income	*$13.6*	*$12.9*	*$11.9*
Provision for Loan Losses	$0.9	$0.5	$1.3
Net Interest Income after Provision	$12.7	$12.4	$10.6
Non Interest Income	$1.0	$1.3	$0.9
Non Interest Expense	$7.6	$8.2	$7.2
Pre-Tax Income	$5.8	$5.4	$4.2
Tax Expense (Benefit)	$2.4	$1.7	$1.3
Reported Net Income (Loss)	**$3.8**	**$3.7**	**$2.9**

Key drivers vs prior quarter ("PQ")

Net Interest Income growth driven by strong loan originations, partially offset from rising cost of funds

Provision for Loan Losses increase due to portfolio growth and changes in product mix

Non Interest Income current quarter includes adjustment for servicing assets/liabilities while PQ includes gains on Loan & Security sales

Non Interest Expense favorable to PQ due to one time charges relating to back office consolidation activity & increased Insurance expense

Tax Expense includes $(300K) for adjustments to purchase accounting treatment for WB & QBT on prior year tax returns

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 Loan Portfolio  CAGR 21%  $1,429  $MMs  $1,486

 Loan Portfolio Concentration  Commercial Real Estate  Total Loan Portfolio  Consumer/ Other  1  1 Includes Owner Occupied CRE  June 2017 Product & Property Type Diversification  Ongoing stratification and in-depth monitoring of concentration limits

Loan Portfolio Concentration: CRE

Geography Distribution *June 2017*



NC
1.18%
TX
1.12%
All Other
5.98%
SC
1.32%
PA
2.37%
NY
12.00%
CT
76.03%

- Measured Approach To Expansion
- Following Existing Customers To New Locations

CRE to Risk Based Capital Ratio



471%
479%
419%
419%
474%
487%
484%
2011
2012
2013 (1)
2014 (2)
2015
2016
2Q17

- Proven track record as CRE Lender
- Strong risk management practices in place
- Team of 13 skilled credit analysts with average experience > 20 years

(1) Acquired The Wilton Bank.
(2) Acquired Quinnipiac Bank & Trust.

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Asset Quality  1 Negative values represent Net Recoveries2 Non-performing Assets to tangible equity and loan loss reserves  NPL to Total Loans  Texas Ratio  2  NPL $3.36 $3.79 $2.94 $5.30Net Charge Offs $(0.33) $(0.08) $0.10 $(0.17)  $MMs  1  Allowance for Loan Loss  NPA to Total Assets  Uncompromising focus on credit

 Deposits  CAGR 23%  $MMs  $835  $1,047  $1,289  $1,327  $1,414  2017 Priorities Investment in footprint expansion & deposit technologyImprove deposit mixSpecific focus on reducing on-balance sheet Wholesale funding1 as a % of assets  1 Wholesale funding comprised of Listed Time Deposits, Brokered Time Deposits & Money Market Accounts, FHLB borrowings